Exhibit 99.2

Apple Inc.

Q2 2012 Unaudited Summary Data

(Units in thousands, Revenue in millions)

	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
	Q1 2012		Q2 2011		Q2 2012		Sequential Change		Year/Year Change
	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue	Mac Units	Revenue
Operating Segments
Americas	1,612	$17,714	1,217	$9,323	1,214	$13,182	- 25%	- 26%	0%	41%
Europe	1,482	11,256	995	6,027	1,048	8,807	- 29%	- 22%	5%	46%
Japan	184	3,550	155	1,383	158	2,645	- 14%	- 25%	2%	91%
Asia Pacific	814	7,697	596	4,743	771	10,153	- 5%	32%	29%	114%
Retail	1,106	6,116	797	3,191	826	4,399	- 25%	- 28%	4%	38%

Total Operating Segments	5,198	$46,333	3,760	$24,667	4,017	$39,186	- 23%	- 15%	7%	59%

							Sequential Change		Year/Year Change
	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue	Units	Revenue
Product Summary
Mac Desktops (1)(9)	1,479	$1,936	1,009	$1,441	1,199	$1,563	- 19%	- 19%	19%	8%
Mac Portables (2)(9)	3,719	4,662	2,751	3,535	2,818	3,510	- 24%	- 25%	2%	- 1%

Subtotal Mac	5,198	6,598	3,760	4,976	4,017	5,073	- 23%	- 23%	7%	2%

iPod (3)(9)	15,397	2,528	9,017	1,600	7,673	1,207	- 50%	- 52%	- 15%	- 25%
Other Music Related Products and Services (4)		2,027		1,634		2,151		6%		32%
iPhone and Related Products and Services (5)(9)	37,044	24,417	18,647	12,298	35,064	22,690	- 5%	- 7%	88%	85%
iPad and Related Products and Services (6)(9)	15,434	9,153	4,694	2,836	11,798	6,590	- 24%	- 28%	151%	132%
Peripherals and Other Hardware (7)		766		580		643		- 16%		11%
Software, Service and Other Sales (8)		844		743		832		- 1%		12%

Total Apple		$46,333		$24,667		$39,186		- 15%		59%

(1)	Includes revenue from iMac, Mac mini and Mac Pro sales.

(2)	Includes revenue from MacBook, MacBook Air and MacBook Pro sales.

(3)	Includes revenue from iPod sales.

(4)	Includes revenue from sales from the iTunes Store, App Store and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(5)	Includes revenue from sales of iPhone, iPhone services, and Apple-branded and third-party iPhone accessories.

(6)	Includes revenue from sales of iPad, iPad services, and Apple-branded and third-party iPad accessories.

(7)	Includes revenue from sales of displays, networking products, and other hardware.

(8)	Includes revenue from sales of Apple-branded and third-party Mac software, and services.

(9)	Includes amortization of related revenue deferred for non-software services and embedded software upgrade rights.